Exhibit 99.1

NEWS RELEASE

Media Contact:	Linda Pazin
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	Janell McKay
Sempra
(877) 736-7727
investor@sempra.com
Sempra Reports Second-Quarter 2022 Earnings Results

SAN DIEGO, Aug. 4, 2022 – Sempra (NYSE: SRE) (BMV: SRE) today announced second-quarter 2022 earnings of $559 million, or $1.77 per diluted share, compared to second-quarter 2021 earnings of $424 million, or $1.37 per diluted share. On an adjusted basis, the company’s second-quarter 2022 earnings were $626 million or $1.98 per diluted share, compared to $504 million, or $1.63 per diluted share, in 2021.
“At Sempra, we want to help ensure energy is increasingly abundant, cleaner and more affordable. We’re executing against a plan that extends our capabilities to better serve the growing needs of customers here in North America and overseas,” said Jeffrey W. Martin, chairman and chief executive officer of Sempra. “Integral to the effort are our employees, whose relentless focus on safety, innovation and operational excellence allows us to meet the opportunity of this moment.

Sempra's earnings for the first six months of 2022 were $1.171 billion, or $3.70 per diluted share, compared with earnings of $1.298 billion, or $4.24 per diluted share, in the first six months of 2021. Adjusted earnings for the first six months of 2022 were $1.550 billion, or $4.90 per diluted share, compared to $1.404 billion, or $4.58 per diluted share, in the first six months of 2021.

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP (generally accepted accounting principles in the United States of America) earnings, reconciled to adjusted earnings, for the second quarter and first six months of 2022 and 2021.

(Dollars, and shares in millions, except EPS)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(Unaudited)
GAAP Earnings	$559	$424	$1,171	$1,298
Impacts Associated with Aliso Canyon Litigation(1)	32	—	98	—
Impact from Foreign Currency and Inflation on our Monetary Positions in Mexico and Associated Undesignated Derivatives	16	72	91	69
Net Unrealized Losses on Commodity Derivatives	19	58	70	87
Deferred Income Tax Expense Associated with the Change in our Indefinite Reinvestment Assertion Related to the Sale of NCI to ADIA	—	—	120	—
Earnings from Investment in RBS Sempra Commodities LLP	—	(50)	—	(50)
Adjusted Earnings(2)	$626	$504	$1,550	$1,404

Diluted Weighted-Average Common Shares Outstanding	316	309	317	306
GAAP EPS	$1.77	$1.37	$3.70	$4.24

Diluted Weighted-Average Common Shares Outstanding - Adjusted	316	309	317	311
Adjusted EPS(2),(3)	$1.98	$1.63	$4.90	$4.58

1) Related to property developer claims, four of which were settled in Q1-2022.
2) See Table A for information regarding non-GAAP financial measures and descriptions of adjustments.
3) For YTD-2021, preferred dividends of $19M are added back to adjusted earnings because of the dilutive effect of Series B mandatory convertible preferred stock.

Sempra California
Sempra California is continuing to operate and construct critical new infrastructure that promotes safety and reliability, while also integrating cleaner forms of energy.
In May, San Diego Gas & Electric Co. (SDG&E) and Southern California Gas Co. (SoCalGas) each filed their 2024-2027 General Rate Cases (GRC) with the California Public Utilities Commission (CPUC). Based on a sustainability policy framework, the GRC filings propose critical infrastructure investments focused on safety, reliability and helping advance a cleaner energy future.
In June, SDG&E announced it had received approval from the CPUC to build four microgrid facilities equipped with energy storage to help dispatch cleaner energy to the grid during peak demand. The projects are aimed at furthering climate resiliency with the ability to operate independently from or in parallel with the larger regional grid to help improve power continuity during grid outages and capacity shortfalls.
Also in June, SoCalGas submitted its annual fugitive emissions report to the CPUC, reporting a significant achievement in reducing greenhouse gas emissions. From 2015 through 2021, SoCalGas reduced fugitive methane emissions by approximately 37%, significantly surpassing California’s goal of a 20% reduction by 2025 and nearing the state’s goal of a 40% reduction by 2030. The company’s success comes from innovation in new detection technologies, including aerial methane mapping and drones to map and detect methane.

Sempra Texas
In Texas, high demand driven by premise growth, new high-voltage interconnections, and one of the fastest growing economies in the nation necessitates a reliable and resilient grid. Oncor Electric Delivery

Company LLC (Oncor) is supporting the state’s notable demographic growth by executing on its record capital plan, which is focused on critical new transmission and distribution (T&D) infrastructure.
During the second quarter, Oncor received 90 new transmission interconnection requests, representing a 73% increase in new requests versus the second quarter last year, and placed approximately $239 million of transmission projects into service. The company has completed approximately 880 miles of T&D projects year-to-date with 480 miles of T&D projects completed in the second quarter.
Additionally, the company connected approximately 35,000 premises in the first six months of 2022. Notably, in June, Oncor received interconnection requests for 110 new housing subdivisions, the most ever received in any one month.
In May, Oncor filed its base rate review with the Public Utility Commission of Texas. The company expects any adjustments to rates to be effective by the end of the first quarter of 2023.

Sempra Infrastructure
The strength and diversity of Sempra Infrastructure’s growth platform helped drive significant commercial momentum in the second quarter, attracting world-class investment and commercial partners for its liquefied natural gas (LNG) and net-zero projects.
“There is an intersection of opportunity right now,” said Justin Bird, CEO of Sempra Infrastructure. “It is expected that the United States will more than double its LNG export capacity by the end of the decade, while advancing the dual objectives of global energy security and decarbonization.”
In June, Sempra completed the sale of a 10% non-controlling interest in Sempra Infrastructure Partners for approximately $1.7 billion in cash to a subsidiary of Abu Dhabi Investment Authority (ADIA). Sempra now owns a 70% controlling stake in Sempra Infrastructure Partners, and KKR and ADIA own a 20% and 10% non-controlling interest, respectively.
During the quarter, Sempra Infrastructure advanced its LNG development projects by signing a series of non-binding heads of agreements (HOAs) for approximately 12 million tonnes per annum (Mtpa) with the Polish Oil & Gas Company (PGNiG), RWE Supply & Trading, a subsidiary of RWE, and INEOS Energy Trading Ltd., a subsidiary of INEOS, culminating with an HOA with ConocoPhillips that supports the development of Phase 1 of the Port Arthur LNG project.
Sempra Infrastructure is also supporting the growing integration of North American energy markets through its cross-border infrastructure, as well as investments in clean energy development. In May, Sempra Infrastructure signed a participation agreement with TotalEnergies, Mitsui & Co., Ltd. and Mitsubishi Corporation, to advance the Hackberry Carbon Sequestration project in Southwest Louisiana.
As part of its business portfolio, Sempra Infrastructure is working on initiatives focused on sustainability and the global energy transition to advance its goal to lower the greenhouse gas emission intensity at its LNG and other facilities. Additionally, the company is working to provide decarbonization solutions to its customers in North America and in global energy markets.

Earnings Guidance
Sempra is updating its full-year 2022 GAAP earnings per common share (EPS) guidance range to $6.90 to $7.50. As a result of the company’s strong execution and financial results in the first half of the year, Sempra is guiding to the high end of its full-year 2022 adjusted EPS guidance range of $8.10 to $8.70. Sempra also is affirming its full-year 2023 EPS guidance range of $8.60 to $9.20.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS, and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. ET with senior management of the company. Access is available by logging onto the company’s website, sempra.com. For those unable to log on to the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 1507557.

About Sempra
Sempra's mission is to be North America's premier energy infrastructure company. The Sempra family of companies have 20,000 talented employees who deliver energy with purpose to nearly 40 million consumers. With more than $72 billion in total assets at the end of 2021, the San Diego-based company is the owner of one of the largest energy networks in North America helping some of the world's leading economies move to cleaner sources of energy. The company is helping to advance the global energy transition through electrification and decarbonization in the markets it serves, including California, Texas, Mexico and the LNG export market. Sempra is consistently recognized as a leader in sustainable business practices and for its long-standing commitment to building a high-performing culture focused on safety, workforce development and training, and diversity and inclusion. Sempra is the only North American utility sector company included on the Dow Jones Sustainability World Index and was also named one of the "World's Most Admired Companies" for 2022 by Fortune Magazine. For additional information about Sempra, please visit Sempra's website at sempra.com and on Twitter @Sempra.

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This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.
In this press release, forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to: California wildfires, including the risks that we may be found liable for damages regardless of fault and that we may not be able to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, in rates from customers or a combination thereof; decisions, investigations, regulations, issuances or revocations of permits and other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other regulatory and governmental bodies and (ii) the U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries in which we do business; the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of partners or other third parties, including governmental and regulatory bodies; civil and criminal litigation, regulatory inquiries, investigations, arbitrations, property disputes and other proceedings, including those related to the natural gas leak at Southern California Gas Company’s (SoCalGas) Aliso Canyon natural gas storage facility; changes to laws and regulations, including certain of Mexico’s laws and rules that impact energy supplier permitting, energy contract rates, the electricity industry generally and the import, export, transport and storage of hydrocarbons; cybersecurity threats, including by state and state-sponsored actors, to the energy grid, storage and pipeline infrastructure, information and systems used to operate our businesses, and confidentiality of our proprietary information and personal information of our customers and employees, including ransomware attacks on our systems and the systems of third-parties with which we conduct business, all of which have become more pronounced due to recent geopolitical events and other uncertainties, such as the war in Ukraine; failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow on favorable terms and meet our debt service obligations; the impact of energy and climate policies, laws, rules and disclosures, as well as related goals and actions of companies in our industry, including actions to reduce or eliminate reliance on natural gas generally and any deterioration of or increased uncertainty in the political or regulatory environment for California natural gas distribution companies and the risk of nonrecovery for stranded assets; the pace of the development and adoption of new technologies in the energy sector, including those designed to support governmental and private party energy and climate goals, and our ability to timely and economically incorporate them into our businesses; weather, natural disasters, pandemics, accidents, equipment failures, explosions, acts of terrorism, information system outages or other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires or subject us to liability for damages, fines and penalties, some of which may be disputed or not covered by insurers, may not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; inflationary and interest rate pressures, volatility in foreign currency exchange rates and commodity prices, our ability to effectively hedge these risks, and their impact, as applicable, on San Diego Gas & Electric Company’s (SDG&E) and SoCalGas’ cost of capital and the affordability of customer rates; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or limitations on the withdrawal of natural gas from storage facilities; the impact of the COVID-19 pandemic on capital projects, regulatory approvals and the execution of our operations; the impact at SDG&E on competitive customer rates and reliability due to growth in distributed and local power generation, including from departing retail load resulting from customers transferring to Community Choice Aggregation and Direct Access, and the risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those that have been imposed and that may be imposed in the future in connection with the war in Ukraine, which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, sec.gov, and on Sempra’s website, sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Texas, Sempra Mexico, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Texas, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)
REVENUES
Utilities:
Natural gas	$1,704	$1,278	$4,024	$3,055
Electric	1,189	1,156	2,306	2,224
Energy-related businesses	654	307	1,037	721
Total revenues	3,547	2,741	7,367	6,000

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(528)	(261)	(1,330)	(610)
Cost of electric fuel and purchased power	(251)	(284)	(456)	(516)
Energy-related businesses cost of sales	(289)	(119)	(424)	(228)
Operation and maintenance	(1,162)	(1,024)	(2,248)	(2,025)
Aliso Canyon litigation and regulatory matters	(45)	—	(137)	—
Depreciation and amortization	(501)	(463)	(994)	(905)
Franchise fees and other taxes	(150)	(138)	(312)	(291)
Other (expense) income, net	(1)	72	37	107
Interest income	15	15	40	34
Interest expense	(271)	(258)	(514)	(517)
Income before income taxes and equity earnings	364	281	1,029	1,049
Income tax expense	(80)	(139)	(414)	(297)
Equity earnings	375	313	701	631
Net income	659	455	1,316	1,383
Earnings attributable to noncontrolling interests	(88)	(10)	(122)	(43)
Preferred dividends	(11)	(20)	(22)	(41)
Preferred dividends of subsidiary	(1)	(1)	(1)	(1)
Earnings attributable to common shares	$559	$424	$1,171	$1,298

Basic earnings per common share (EPS):
Earnings	$1.78	$1.38	$3.71	$4.27
Weighted-average common shares outstanding	314,845	307,800	315,595	304,372

Diluted EPS:
Earnings	$1.77	$1.37	$3.70	$4.24
Weighted-average common shares outstanding	315,867	308,607	316,647	306,284

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS TO SEMPRA GAAP EARNINGS (Unaudited)
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests (NCI)) in 2022 and 2021 as follows:
Three months ended June 30, 2022:
▪$(32) million from impacts associated with Aliso Canyon natural gas storage facility litigation related to property developer claims at Southern California Gas Company (SoCalGas)
▪$(16) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$(19) million net unrealized losses on commodity derivatives

Three months ended June 30, 2021:
▪$(72) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$(58) million net unrealized losses on commodity derivatives
▪$50 million equity earnings from investment in RBS Sempra Commodities LLP, which represents a reduction to an estimate of our obligations to settle pending value added tax (VAT) matters and related legal costs at our equity method investment at Parent and other

Six months ended June 30, 2022:
▪$(98) million from impacts associated with Aliso Canyon natural gas storage facility litigation related to property developer claims, four out of five of which were settled in the first quarter of 2022, at SoCalGas
▪$(91) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$(70) million net unrealized losses on commodity derivatives
▪$(120) million deferred income tax expense associated with the change in our indefinite reinvestment assertion as a result of progress in obtaining regulatory approvals necessary to close the sale of NCI to Abu Dhabi Investment Authority (ADIA)

Six months ended June 30, 2021:
▪$(69) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$(87) million net unrealized losses on commodity derivatives
▪$50 million equity earnings from investment in RBS Sempra Commodities LLP, which represents a reduction to an estimate of our obligations to settle pending VAT matters and related legal costs at our equity method investment at Parent and other

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation effects on our monetary positions in Mexico and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS
(Dollars in millions, except per share amounts; shares in thousands)
	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings
	Three months ended June 30, 2022				Three months ended June 30, 2021
Sempra GAAP Earnings				$559				$424
Excluded items:
Impacts associated with Aliso Canyon litigation	$45	$(13)	$—	32	$—	$—	$—	—
Impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives	4	14	(2)	16	2	83	(13)	72
Net unrealized losses on commodity derivatives	18	(5)	6	19	79	(22)	1	58
Earnings from investment in RBS Sempra Commodities LLP	—	—	—	—	(50)	—	—	(50)
Sempra Adjusted Earnings				$626				$504

Diluted EPS:
Sempra GAAP Earnings				$559				$424
Weighted-average common shares outstanding, diluted				315,867				308,607
Sempra GAAP EPS				$1.77				$1.37

Sempra Adjusted Earnings				$626				$504
Weighted-average common shares outstanding, diluted				315,867				308,607
Sempra Adjusted EPS				$1.98				$1.63

	Six months ended June 30, 2022				Six months ended June 30, 2021
Sempra GAAP Earnings				$1,171				$1,298
Excluded items:
Impacts associated with Aliso Canyon litigation	$137	$(39)	$—	98	$—	$—	$—	—
Impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives	29	84	(22)	91	32	41	(4)	69
Net unrealized losses on commodity derivatives	106	(25)	(11)	70	125	(35)	(3)	87
Deferred income tax expense associated with the change in our indefinite reinvestment assertion related to the sale of NCI to ADIA	—	120	—	120	—	—	—	—
Earnings from investment in RBS Sempra Commodities LLP	—	—	—	—	(50)	—	—	(50)
Sempra Adjusted Earnings				$1,550				$1,404

Diluted EPS:
Sempra GAAP Earnings				$1,171				$1,298
Weighted-average common shares outstanding, diluted				316,647				306,284
Sempra GAAP EPS				$3.70				$4.24

Sempra Adjusted Earnings				$1,550				$1,404
Add back dividends for dilutive series B preferred stock				—				19
Sempra Adjusted Earnings for Adjusted EPS				$1,550				$1,423
Weighted-average common shares outstanding, diluted – Adjusted(2)				316,647				310,541
Sempra Adjusted EPS				$4.90				$4.58
(1)    Except for adjustments that are solely income tax, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates. We did not record an income tax expense for the equity earnings from our investment in RBS Sempra Commodities LLP because, even though a portion of the liabilities may be deductible under United Kingdom tax law, it is not probable that the deduction will reduce United Kingdom taxes.
(2)    In the six months ended June 30, 2021, because the assumed conversion of the series B preferred stock is dilutive for Adjusted Earnings, 4,257 series B preferred stock shares are added back to the denominator used to calculate Adjusted EPS.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA 2022 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2022 GAAP EPS GUIDANCE RANGE (Unaudited)
Sempra 2022 Adjusted EPS Guidance Range of $8.10 to $8.70 excludes items (after the effects of income taxes and, if applicable, noncontrolling interests) as follows:

▪$(98) million from impacts associated with Aliso Canyon natural gas storage facility litigation related to property developer claims, four out of five of which were settled in the first quarter of 2022, at SoCalGas
▪$(91) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives in the six months ended June 30, 2022
▪$(70) million net unrealized losses on commodity derivatives in the six months ended June 30, 2022
▪$(120) million deferred income tax expense associated with the change in our indefinite reinvestment assertion as a result of progress in obtaining regulatory approvals necessary to close the sale of NCI to ADIA

Sempra 2022 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes significant items that are generally not related to our ongoing business activities and/or infrequent in nature. This non-GAAP financial measure also excludes the impact from foreign currency and inflation effects on our monetary positions in Mexico and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods. Sempra 2022 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2022 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra 2022 Adjusted EPS Guidance Range to Sempra 2022 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2022
Sempra GAAP EPS Guidance Range	$6.90	to	$7.50
Excluded items:
Impacts associated with Aliso Canyon litigation	0.31		0.31
Impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives	0.29		0.29
Net unrealized losses on commodity derivatives	0.22		0.22
Deferred income tax expense associated with the change in our indefinite reinvestment assertion related to the sale of NCI to ADIA	0.38		0.38
Sempra Adjusted EPS Guidance Range	$8.10	to	$8.70
Weighted-average common shares outstanding, diluted (millions)			317

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	June 30, 2022	December 31, 2021(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,931	$559
Restricted cash	103	19
Accounts receivable – trade, net	1,839	2,071
Accounts receivable – other, net	323	398
Due from unconsolidated affiliates	646	23
Income taxes receivable	73	79
Inventories	377	389
Prepaid expenses	173	260
Regulatory assets	145	271
Greenhouse gas allowances	98	97
Other current assets	194	209
Total current assets	5,902	4,375

Other assets:
Restricted cash	59	3
Due from unconsolidated affiliates	—	637
Regulatory assets	2,465	2,011
Insurance receivable for Aliso Canyon costs	344	360
Greenhouse gas allowances	643	422
Nuclear decommissioning trusts	863	1,012
Dedicated assets in support of certain benefit plans	498	567
Deferred income taxes	138	151
Right-of-use assets – operating leases	580	594
Investment in Oncor Holdings	13,301	12,947
Other investments	1,792	1,525
Goodwill	1,602	1,602
Other intangible assets	357	370
Wildfire fund	317	331
Other long-term assets	1,319	1,244
Total other assets	24,278	23,776
Property, plant and equipment, net	45,402	43,894
Total assets	$75,582	$72,045
(1)    Derived from audited financial statements.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Dollars in millions)
	June 30, 2022	December 31, 2021(1)
	(unaudited)
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$955	$3,471
Accounts payable – trade	1,604	1,671
Accounts payable – other	215	178
Dividends and interest payable	609	563
Accrued compensation and benefits	334	479
Regulatory liabilities	307	359
Current portion of long-term debt and finance leases	303	106
Reserve for Aliso Canyon costs	2,003	1,980
Greenhouse gas obligations	98	97
Other current liabilities	1,122	1,131
Total current liabilities	7,550	10,035

Long-term debt and finance leases	24,661	21,068

Deferred credits and other liabilities:
Due to unconsolidated affiliates	282	287
Regulatory liabilities	3,295	3,402
Greenhouse gas obligations	392	225
Pension and other postretirement benefit plan obligations, net of plan assets	678	687
Deferred income taxes	4,212	3,477
Asset retirement obligations	3,467	3,375
Deferred credits and other	1,992	2,070
Total deferred credits and other liabilities	14,318	13,523
Equity:
Sempra Energy shareholders’ equity	26,841	25,981
Preferred stock of subsidiary	20	20
Other noncontrolling interests	2,192	1,418
Total equity	29,053	27,419
Total liabilities and equity	$75,582	$72,045
(1)     Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Six months ended June 30,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,316	$1,383
Adjustments to reconcile net income to net cash provided by operating activities	949	747
Net change in working capital components	(3)	(63)
Insurance receivable for Aliso Canyon costs	16	31
Distributions from investments	403	532
Changes in other noncurrent assets and liabilities, net	(317)	(375)
Net cash provided by operating activities	2,364	2,255

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(2,361)	(2,424)
Expenditures for investments and acquisitions	(181)	(165)
Purchases of nuclear decommissioning trust assets	(397)	(542)
Proceeds from sales of nuclear decommissioning trust assets	397	542
Advances to unconsolidated affiliates	—	(8)
Distributions from investments	—	4
Other	7	5
Net cash used in investing activities	(2,535)	(2,588)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(711)	(634)
Preferred dividends paid	(22)	(68)
Issuances of common stock	3	5
Repurchases of common stock	(476)	(38)
Issuances of debt (maturities greater than 90 days)	4,818	285
Payments on debt (maturities greater than 90 days) and finance leases	(1,543)	(1,432)
(Decrease) increase in short-term debt, net	(2,011)	1,584
Advances from unconsolidated affiliates	18	20
Proceeds from sale of noncontrolling interests, net	1,732	7
Purchases of noncontrolling interests	—	(10)
Distributions to noncontrolling interests	(106)	—
Contributions from noncontrolling interests	13	—
Other	(30)	(1)
Net cash provided by (used in) financing activities	1,685	(282)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	1

Increase (decrease) in cash, cash equivalents and restricted cash	1,512	(614)
Cash, cash equivalents and restricted cash, January 1	581	985
Cash, cash equivalents and restricted cash, June 30	$2,093	$371

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS
(Dollars in millions)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)
Earnings (Losses) Attributable to Common Shares
SDG&E	$176	$186	$410	$398
SoCalGas	87	94	421	501
Sempra Texas Utilities	186	138	348	273
Sempra Infrastructure	183	53	278	255
Parent and other	(73)	(47)	(286)	(129)
Total	$559	$424	$1,171	$1,298

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)
Capital Expenditures, Investments and Acquisitions
SDG&E	$538	$517	$1,090	$1,072
SoCalGas	463	477	931	936
Sempra Texas Utilities	86	50	171	100
Sempra Infrastructure	164	249	346	480
Parent and other	2	—	4	1
Total	$1,253	$1,293	$2,542	$2,589

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)
UTILITIES
SDG&E and SoCalGas
Gas sales (Bcf)(1)	71	72	187	199
Transportation (Bcf)(1)	138	145	282	282
Total deliveries (Bcf)(1)	209	217	469	481

Total gas customer meters (thousands)			7,028	6,983

SDG&E
Electric sales (millions of kWhs)(1)	1,698	2,834	3,964	6,123
Community Choice Aggregation and Direct Access (millions of kWhs)(2)	2,131	974	4,029	1,787
Total deliveries (millions of kWhs)(1)	3,829	3,808	7,993	7,910

Total electric customer meters (thousands)			1,495	1,487

Oncor(3)
Total deliveries (millions of kWhs)	37,829	32,889	71,540	63,566
Total electric customer meters (thousands)			3,867	3,804

Ecogas
Natural gas sales (Bcf)	1	1	2	2
Natural gas customer meters (thousands)			146	140

ENERGY-RELATED BUSINESSES
Power generated and sold
Sempra Infrastructure
Termoeléctrica de Mexicali (TdM) (millions of kWhs)	725	826	1,249	1,671
Wind and solar (millions of kWhs)(1)(4)	927	769	1,659	1,312
(1)     Include intercompany sales.
(2)     A number of jurisdictions in SDG&E's territory have implemented Community Choice Aggregation, including the City and County of San Diego in 2022. Additional jurisdictions are implementing or are considering implementing Community Choice Aggregation.
(3)     Includes 100% of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an indirect 80.25% interest through our investment in Oncor Electric Delivery Holdings Company LLC.
(4)     Includes 50% of the total power generated and sold at the Energía Sierra Juárez (ESJ) wind power generation facility through March 19, 2021. As of March 19, 2021, ESJ became a wholly owned, consolidated subsidiary of IEnova.